Schedule 6 to Services Agreement

List of Funds (as of December 5, 2023)

Victory Portfolios

1.Victory Diversified Stock Fund

2.Victory Floating Rate Fund

3.Victory Global Energy Transition Fund

4.Victory High Income Municipal Bond Fund

5.Victory High Yield Fund

6.Victory Fund for Income

7.Victory Investment Grade Convertible Fund

8.Victory Low Duration Bond Fund

9.Victory Total Return Bond Fund

10.Victory Integrity Discovery Fund

11.Victory Integrity Mid-Cap Value Fund

12.Victory Integrity Small-Cap Value Fund

13.Victory Integrity Small/Mid-Cap Value Fund

14.Victory Munder Mid-Cap Core Growth Fund

15.Victory Munder Multi-Cap Fund

16.Victory RS Global Fund

17.Victory RS Growth Fund

18.Victory RS International Fund

19.Victory RS Investors Fund

20.Victory RS Large Cap Alpha Fund

21.Victory RS Mid Cap Growth Fund

22.Victory RS Partners Fund

23.Victory RS Science and Technology Fund

24.Victory RS Select Growth Fund

25.Victory RS Small Cap Equity Fund

26.Victory RS Small Cap Growth Fund

27.Victory RS Value Fund

28.Victory S&P 500 Index Fund

29.Victory Sophus Emerging Markets Fund

30.Victory Special Value Fund

31.Victory Strategic Allocation Fund

32.Victory Sycamore Established Value Fund

33.Victory Sycamore Small Company Opportunity Fund

34.Victory Tax-Exempt Fund

35.Victory Trivalent International Fund-Core Equity

36.Victory Trivalent International Small-Cap Fund

37.Victory THB US Small Opportunities Fund

Victory Variable Insurance Funds

1.Victory High Yield VIP Series

2.Victory RS International VIP Series

3.Victory RS Large Cap Alpha VIP Series

4.Victory RS Small Cap Growth Equity VIP Series

5.Victory 500 Index VIP Series

6.Victory Sophus Emerging Markets VIP Series

Victory Portfolios II – Mutual Funds

1.Victory US 500 Enhanced Volatility Wtd Index Fund

2.Victory Market Neutral Income Fund

Victory Portfolios II – ETFs

1.VictoryShares Developed Enhanced Volatility Wtd ETF

2.VictoryShares Dividend Accelerator ETF

3.VictoryShares International High Div Volatility Wtd ETF

4.VictoryShares International Volatility Wtd ETF

5.VictoryShares US 500 Enhanced Volatility Wtd ETF

6.VictoryShares US 500 Volatility Wtd ETF

7.VictoryShares US Discovery Enhanced Volatility Wtd ETF

8.VictoryShares US EQ Income Enhanced Volatility Wtd ETF

9.VictoryShares US Large Cap High Div Volatility Wtd ETF

10.VictoryShares US Multi-Factor Minimum Volatility ETF

11.VictoryShares US Small Cap Volatility Wtd ETF

12.VictoryShares US Small Cap High Div Volatility Wtd ETF

13.VictoryShares Core Intermediate Bond ETF

14.VictoryShares Short-Term Bond ETF

15.VictoryShares Emerging Markets Value Momentum ETF

16.VictoryShares International Value Momentum ETF

17.VictoryShares US Small Mid Cap Value Momentum ETF

18.VictoryShares US Value Momentum ETF

19.VictoryShares NASDAQ Next 50 ETF

20.VictoryShares THB Mid Cap ESG ETF

21.VictoryShares Core Plus Intermediate Bond ETF

22.VictoryShares VictoryShares Corporate Bond ETF

23.VictoryShares WestEnd US Sector ETF

24.VictoryShares Free Cash Flow ETF

25.VictoryShares Small Cap Free Cash Flow ETF

Victory Portfolios III

1.Victory Cornerstone Aggressive Fund

2.Victory Cornerstone Conservative Fund

3.Victory Cornerstone Equity Fund

4.Victory Cornerstone Moderate Fund

5.Victory Cornerstone Moderately Aggressive Fund

6.Victory Cornerstone Moderately Conservative Fund

7.Victory Growth and Tax Strategy Fund

8.Victory Target Managed Allocation Fund

9.Victory Target Retirement 2030 Fund

10.Victory Target Retirement 2040 Fund

11.Victory Target Retirement 2050 Fund

12.Victory Target Retirement 2060 Fund

13.Victory Target Retirement Income Fund

14.Victory Aggressive Growth Fund

15.Victory Capital Growth Fund

16.Victory Emerging Markets Fund

17.Victory Growth & Income Fund

18.Victory Growth Fund

19.Victory International Fund

20.Victory Science & Technology Fund

21.Victory Small Cap Stock Fund

22.Victory Sustainable World Fund

23.Victory Value Fund

24.Victory 500 Index Fund

25.Victory Extended Market Index Fund

26.Victory Nasdaq-100 Index Fund

27.Victory Global Equity Income Fund

28.Victory Global Managed Volatility Fund

29.Victory Income Stock Fund

30.Victory Precious Metals and Minerals Fund

31.Victory California Bond Fund

32.Victory Government Securities Fund

33.Victory High Income Fund

34.Victory Income Fund

35.Victory Core Plus Intermediate Bond Fund

36.Victory Money Market Fund

37.Victory New York Bond Fund

38.Victory Short-Term Bond Fund

39.Victory Tax Exempt Intermediate-Term Fund

40.Victory Tax Exempt Long-Term Fund

41.Victory Tax Exempt Money Market Fund

42.Victory Tax Exempt Short-Term Fund

43.Victory Treasury Money Market Trust

44.Victory Ultra Short-Term Bond Fund

45.Victory Virginia Bond Fund

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